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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data of ALZA Corporation" and "Experts" in the Proxy Statement of ALZA Corporation that is made a part of this Amendment No. 1 to Registration Statement (Form S-4) and Prospectus of Johnson & Johnson for the registration of shares of its common stock to be issued pursuant to the merger of ALZA Corporation with a wholly owned subsidiary of Johnson & Johnson and to the incorporation by reference therein of our report dated January 19, 2001, with respect to the consolidated financial statements of ALZA Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                                  -----------------------------
                                                  Ernst & Young LLP


Palo Alto, California
May 10, 2001